UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2009

Immediatek, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-26073	86-0881193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 South Walton Dallas, Texas	75226
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214)744-8801

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Demand Promissory Note

On March 25, 2009, Immediatek, Inc., or the Company, issued to Radical Holdings LP a Demand Promissory Note, in the principal amount of $750,000, bearing interest, calculated on the basis of a 365-day year, at a rate per annum equal to three percent (3%) to evidence a loan from Radical Holdings LP of $750,000. A copy of the Demand Promissory Note is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The following is a summary of the material terms of the Demand Promissory Note:

Term. The Demand Promissory Note must be repaid within 30 days of receiving a demand for repayment or on March 24, 2010, whichever comes earlier.

Rate of Interest. The rate of interest is three percent per year.

Prepayment. The Demand Promissory Note may be repaid in whole or in part without premium or penalty at any time.

Radical Holdings LP owns 98% of the voting stock of the Company. Radical Management LLC, a Texas limited liability company, is the sole general partner of Radical Holdings LP, a Texas limited partnership. Mark Cuban is the President of Radical Management LLC. Mr. Cuban, indirectly, wholly-owns Radical Management LLC and Radical Holdings LP.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

The Demand Promissory Note described in Item 1.01 represents the creation of a direct financial obligation. The description of the Demand Promissory Note contained in Item 1.01 is incorporated by reference into this Item 2.03.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

The following exhibits are filed or furnished, depending on the relative item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K and Instruction B.2 to this form.

Exhibit
Number	Description of Exhibit
10.1	Demand Promissory Note, dated March 25, 2009, issued by Immediatek, Inc. to the order of Radical Holdings LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immediatek, Inc.

Date: March 25, 2009	By:	/s/ Darin Divinia

Name: Darin Divinia
Title: President & Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
10.1	Demand Promissory Note, dated March 25, 2009, issued by Immediatek, Inc. to the order of Radical Holdings LP.

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